Exhibit 23.1

Deloitte & Touche S.p.A. Via Tortona, 25 20144 Milano Italia Te1: +39 02 83322111 Fax: +39 02 83322112 www.deloitte.it

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

LUXOTTICA GROUP S.p.A.

Milan, Italy

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 21, 2010, relating to (1) the consolidated financial statements and financial statement schedule of Luxottica Group S.p.A. (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s adoption of the provisions of accounting guidance for the change in measurement date related to the accounting for pension and postretirement plans and the provisions of accounting guidance on noncontrolling interests), and (2) the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2009.

Milan, Italy

December 3, 2010

Ancona Bari Bergamo Bologna Brescia Cagliari Firenze Genova milano Napoli Padova Parma Perugia

Roma Torino Treviso Verona

Sede Legale: Via Tortona, 25 - 20144 Milano - Capitale Sociale: Euro 10.328.220,00 i.v.

Codice Fiscale/Registro delle Imprese Milano n. 03049560166 - R.E.A. Milano n. 1720239

Partita IVA: IT 03049560166

Member of Deloitte Touche Tohmatsu Limited